UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2011 (November 15, 2011)

Penn Virginia Resource Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Radnor Corporate Center, Suite 500 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 975-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into Material Definitive Agreement.

On November 15, 2011, Penn Virginia Resource Partners, L.P. (the “Partnership”), Penn Virginia Resource GP, LLC (the “General Partner”) and PVR Finco LLC (“Finco”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in the Underwriting Agreement (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Common Units Offering”) by the Partnership of an aggregate of 7,000,000 common units representing limited partner interests in the Partnership (the “Common Units”) at $24.55 per Common Unit ($23.56 per Common Unit, net of underwriting discounts). The Partnership has granted the underwriters a 30-day option to purchase up to an additional 1,050,000 Common Units (the “Additional Common Units” and, together with the Common Units, the “Units”) to cover over-allotments, if any. The Units to be sold in the Common Units Offering were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-166103). The Common Units Offering closed on on November 18, 2011. Legal opinions relating to the Units are included as Exhibits 5.1 and 8.1 hereto.

The Partnership, the General Partner and Finco have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriter may be required to make for these liabilities.

The Partnership intends to use all of the net proceeds from the Common Units Offering of approximately $164.6 million (or approximately $189.4 million if the Underwriters exercise in full their over-allotment option), after deducting underwriting discounts and commissions and estimated expenses, to repay a portion of the borrowings outstanding under the Partnership’s revolving credit facility (the “Revolver”). Affiliates of certain of the underwriters in the Common Units Offering are lenders under the Revolver and, accordingly, will receive their pro rata portion of the net proceeds from the Common Units Offering. Upon application of the net proceeds, assuming no exercise of the underwriters’ over-allotment option, there will be approximately $563.9 million of indebtedness outstanding under the Revolver.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed. The description of the Underwriting Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Item 7.01	Regulation FD Disclosure

On November 18, 2011, the Partnership issued a press release announcing that it has closed the Common Units Offering. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

1.1	Underwriting Agreement dated November 15, 2011.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the offered units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1).

99.1	Press Release dated November 18, 2011, announcing the closing of the Common Units Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PENN VIRGINIA RESOURCE PARTNERS, L.P.

	By:	Penn Virginia Resource GP, LLC, Its General Partner

Dated: November 18, 2011	By:	/s/ Bruce D. Davis, Jr.
Name: Bruce D. Davis, Jr.
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document

1.1	Underwriting Agreement dated November 15, 2011.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the offered units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1).

99.1	Press Release dated November 18, 2011, announcing the closing of the Common Units Offering.